UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2003

WCI STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	333-18019	34-1585405

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Pine Ave., S.E., Warren, Ohio	44483-6528

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 841-8302

Not Applicable

(Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 13, 2003 of the Company

Item 9. Regulation FD Disclosure

     Refer to the press release attached as exhibit 99.1 to this filing.

     The information called for by “Item 12, Disclosure of Results of Operations and Financial Condition” is being furnished herein under this Item 9 pursuant to interim filing guidance from the Securities and Exchange Commission for compliance with Item 12.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WCI STEEL, INC. (registrant)

Date: May 13, 2003	/s/ JOHN P. JACUNSKI John P. Jacunski Vice President, Finance and Chief Financial Officer